UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2009

THE SAINT JAMES COMPANY

(Exact name of registrant as specified in its charter)

North Carolina	000-13738	56-1426581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadway Plaza, 520 Broadway, Suite 350 Santa Monica CA 90401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (310) 739-5696

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2009, Richard Hurst, age 52, was appointed as our Chief Executive Officer and to our board of directors.  Most recently, he was the Senior Vice President, Beverage Alcohol, for The Nielsen Company, Wilton, Connecticut, where he was responsible for that company’s Beverage Alcohol practice, including the management of relationships with more than 150 beer, wine, and spirits manufacturers and wholesalers.  Previously, Mr. Hurst was the President of Beverage Data Network, LLC, a Fairfield, New Jersey, domestic processor of wine and spirits wholesaler sales data, which company he sold to The Nielsen Company.  Between 2004 and 2005, he was a Principal of New World Consulting, LLC, a New Canaan, Connecticut, entity that provided strategic and operational advice to suppliers, retailers, and vendors in the beverage alcohol sector. Commencing in 1978 and continuing until 2003, Mr. Hurst served in numerous capacities with DIAGEO PLC, the world’s leading manufacturer and marketer of beverage alcohol, with a focus on premium drinks.  During the final five years of his tenure, he served as the SVP Corporate Strategy for DIAGEO North America, Inc., in Stamford, Connecticut, reporting to that company’s North American CEO and Global Strategy Director, with responsibility for developing major global, regional, and local strategic initiatives and coordinating the overall North American management agenda.  For the two preceding years, he served as the VP Business Integration, UDV North America, Inc., where he reported to the CEO North America, with responsibility to develop and implement the plan to integrate the North American wines and spirits businesses of Guinness and Grand Metropolitan, which plan resulted in the rationalization of multiple national entities in both supply and demand, the creation of six regional profit centers, the centralization into a single location of all headquarters staff, and a 40% reduction in headcount.  Prior to that, he served as the VP Strategic Planning, UD North America, Inc., reporting to the CEO North America, with responsibility for the development of a growth strategy for UDNA.

We also entered into a three-year, renewable Employment Agreement with Mr. Hurst, the material terms of which are:

•	Base Salary of $250,000, with bonus opportunities;

•
Shares of our common stock in an amount equivalent to 2.5% of our common stock, which vest in equal quarterly installments during the term of the Employment Agreement and accelerate upon Mr. Hurst’s death, disability, a termination of the Employment Agreement without cause or for good reason, or a change in control;

•	If the Employment Agreement is terminated without cause or for good reason, we will be obligated to pay to Mr. Hurst:

An amount equal to (A) the greater of (i) his salary for the remainder of the then-current term or (ii) one year’s salary and (B) an amount equal to his unpaid targeted annual bonus award, if any, established for the fiscal year in which such termination is effective, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing fiscal year through the date of termination, and the denominator of which is 365 for the fiscal year in which the termination occurs.  Such severance benefits shall be paid in one installment as soon as practicable following the date of termination;

•	If the Employment Agreement is terminated without cause or for good reason during the 24 months following a change in control, we will be obligated to pay to Mr. Hurst:

An amount equal to (A) the greater of (i) his salary for the remainder of the then-current term or (ii) two times his salary and (B) three times his unpaid targeted annual bonus award, if any, established for the fiscal year in which such termination is effective, multiplied by a fraction, the numerator of which is the number of completed days in the then-existing fiscal year through the date of termination, and the denominator of which is 365;

•
If the closing date of our primary winery acquisition does not occur on or before October 1, 2009, unless extended, the Employment Agreement will terminate and we will be obligated to pay to Mr. Hurst his salary through the date of such termination but none of his shares of restricted common stock shall be deemed to have vested;

•	If payment of such severance payments subjects Mr. Hurst to excise taxes, we are obligated to “gross up” the amount thereof; and

•	During the term and for one year thereafter, Mr. Hurst has agreed neither to compete with us nor to solicit our employees.

Cause is defined as the conviction of Mr. Hurst of a criminal offense involving a felony giving rise to a sentence of imprisonment or the determination by a majority of our Board of Directors that Mr. Hurst (i) materially breached any material term of the Employment Agreement and failed to correct such breach within 30 days after written notice thereof from the Board, (ii) breached a fiduciary trust for the purpose of gaining a personal profit, including, without limitation, embezzlement, or (iii) intentionally and willfully failed to perform reasonably assigned duties within the normal and customary scope of his position.

Change in control is defined as certain consolidations or mergers; any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets, excluding any sale/lease-back transactions utilized for acquisitions or financings; the approval by our shareholders of the liquidation or dissolution of us; any person becoming the beneficial owner of greater than 50% of our Common Stock other than pursuant to a plan or arrangement approved by our board; or, during any period of two consecutive years, individuals, who, at the beginning of such period constituted our entire Board of Directors ceased to constitute a majority of our Board unless the election or nomination for election by our stockholders of each new director was approved by a vote of at least two-thirds of our directors then still in office who were directors at the beginning of the period.

Good Reason is defined as a material diminution in his salary; authority, duties, or responsibilities; in the budget over which he retains authority; or in the geographical location at which he provides services; or a material breach of a material term of the Employment Agreement, in the event that Mr. Hurst has provided us with written notice of such event within 60 days of its occurrence and we have not cured such event within 30 days thereafter.

There is no family relationship between Mr. Hurst and any of our directors or executive officers.

We also entered into a three-month Consulting Agreement with Mr. Hurst for the months of March through May, 2009, at a per-month compensation of $20,000, in consideration of which he provided certain business development planning services that we requested during the term thereof.

Effective June 1, 2009, Wayne Gronquist resigned as our Chief Executive Officer and President.  He remains in the roles as our chief financial officer and secretary and one of our directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2009	THE SAINT JAMES COMPANY

	By:	/S/ WAYNE GRONQUIST
Secretary